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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): December 23, 1998

                        Rutherford-Moran Oil Corporation
             (Exact name of Registrant as specified in its charter)

                         Commission File No. 000-20849

       Delaware                                            76-0499690
(State of Incorporation                                (I.R.S. Employer
     Organization)                                   Identification Number)

                                5 Greenway Plaza
                                   Suite 220
                              Houston, Texas 77046
          (Address of principal executive offices, including zip code)

                                 (713) 622-5555
              (Registrant's telephone number, including area code)
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Item 1. Other Events

     On December 23, 1998, Rutherford-Moran Oil Corporation ("Rutherford-Moran") publicly announced that it has entered into a definitive merger agreement with Chevron Corporation ("Chevron") pursuant to which Chevron will acquire all the outstanding shares of Rutherford-Moran for approximately $91 million in Chevron common stock. The purpose of this report is to file the press release and associated exhibits regarding this announcement under the Securities Exchange Act of 1934, as amended.

Item 7. Financial Statements and Exhibits

         Exhibits:

         Exhibit
         Number          Description
         -------         -----------

           2.1 Agreement and Plan of Merger dated as of December 23, 1998 by and among Chevron Corporation, Chevron Thailand Inc. and Rutherford-Moran Oil Corporation. Pursuant to
                         Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Merger Agreement have not been filed with this exhibit. The schedules contain various items relating to the representations and warranties made by the Company in the Merger Agreement. The Company agrees to furnish supplementally any omitted schedule to the SEC upon request.

          10.1           Mutual Release and Waiver

          99.1 Press Release of Rutherford-Moran Oil Corporation dated December 23, 1998

          99.2           Option and Voting Agreement

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       Rutherford-Moran Oil Corporation

                                       /s/ DAVID F. CHAVENSON


                                       -----------------------------------------
                                       David F. Chavenson
                                       Vice President, Finance and Chief
                                       Financial Officer and Corporate Secretary


Date: 12-31-98
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                                 EXHIBIT INDEX

         Exhibit
         Number          Description
         -------         -----------

           2.1           Agreement and Plan of Merger dated as of December 23,
                         1998 by and among Chevron Corporation, Chevron Thailand
                         Inc. and Rutherford-Moran Oil Corporation.

          10.1           Mutual Release and Waiver

          99.1 Press Release of Rutherford-Moran Oil Corporation dated December 23, 1998

          99.2           Option and Voting Agreement

